SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PULITZER INC

          GABELLI FUNDS, LLC
               THE GABELLI EQUITY TRUST,INC.
                                 4/26/99            2,500            44.8000
          GAMCO INVESTORS, INC.
                                 4/27/99            5,000            43.8133
                                 4/27/99           48,100            43.8133
                                 4/26/99            4,100            44.2668
                                 4/26/99           67,000            44.6360























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.